Filed Pursuant to Rule
424(b)(3)

Registration No. No. 333-293124
HPS CORPORATE LENDING FUND
Supplement No. 1, dated March 23, 2026, to the
Joint Proxy Statement/Prospectus, dated March 9, 2026
This supplement contains information that amends, supplements or modifies certain information contained in the prospectus of HPS Corporate Lending Fund (“HLEND”), dated March 9, 2026 (the “Prospectus”). This supplement is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by contacting HLEND at 40 West 57th Street, 33rd Floor, New York, NY 10019, or by calling HLEND at
212-287-6767,
or by visiting HLEND’s corporate website located at www.hlend.com. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Prospectus.
INCORPORATION BY REFERENCE FOR HLEND
This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	HLEND’s Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on March 20, 2026.